SCHEDULE II

                                      INFORMATION WITH RESPECT TO
                           TRANSACTIONS EFFECTED DURING THE PAST SIXTY DAYS OR SINCE THE MOST RECENT FILING ON SCHEDULE 13D (1)

                                             SHARES PURCHASED        AVERAGE
                                  DATE            SOLD(-)             PRICE(2)

           COMMON STOCK-J NET ENTERPRISES

                    GAMCO INVESTORS, INC.
                                11/15/02           40,000              .7500
                                11/13/02            1,000-             .5500
                                11/07/02            1,500              .5000
                                11/07/02              800-             .4900
                                11/04/02            1,000              .5000
                                10/25/02            1,500-             .5400
                                10/23/02            1,000-             *DO
                                10/18/02              200-             .5500
                                10/16/02           10,000              .6000
                                10/16/02            1,500-             .5800
                                10/14/02           20,000              .5850
                     GABELLI FUNDS, LLC.
                         GABELLI CAPITAL ASSET FUND
                                10/29/02           30,000              .5500


          (1) UNLESS OTHERWISE INDICATED, ALL TRANSACTIONS WERE EFFECTED ON THE NASDAQ NATIONAL MARKET.

          (2) PRICE EXCLUDES COMMISSION.

          (*) RESULTS IN CHANGE OF DISPOSITIVE POWER AND BENEFICIAL OWNERSHIP.